EXHIBIT 99.3

FORM 4 JOINT FILER INFORMATION

Name:
William W. Singleton
Address:
11661 San Vicente Boulevard, Suite 915

Los Angeles, California  90049
Designated Filer:
Singleton Group LLC
Issuer and Ticker Symbol:
Unitrin, Inc. (UTR)
Date of Earliest Transaction Required

to be Reported
November 16, 2004